AMENDMENT TO SUBORDINATED TERM LOAN NOTE BETWEEN RMD
    INSTRUMENTS, LLC AND DYNASIL CORPORATION OF AMERICA:
                      DECEMBER 19, 2008


The $2 million Subordinated Term Loan Note dated September
30, 2008 between RMD Instruments, LLC and Dynasil
Corporation of America is hereby amended as follows:

The Maturity Date in paragraph one is changed from March 31, 2009 to October 1, 2009.

All other terms remain unchanged.


     RMD INSTRUMENTS, LLC

By: ___/s/ Gerald Entine____________________
       Gerald Entine
       President



     DYNASIL CORPORATION OF AMERICA

By: ___/s/ Craig T. Dunham__________________
       Craig T. Dunham
       President